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EXHIBIT 99.2

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

        On October 31, 2003, eCollege, pursuant to a definitive purchase agreement dated September 15, 2003, acquired all of the capital stock of Datamark. The Company paid total consideration of approximately $73 million to the sellers, consisting of $58 million in cash, $12 million in subordinated notes payable to the sellers (which have an estimated fair value of $9.3 million), and 150,000 shares of eCollege common stock (valued at approximately $2.5 million based on the average closing price per share of eCollege's common stock for the period two days prior and two days after the signing of the definitive purchase agreement on September 15, 2003). The $58 million in cash consideration was funded by cash on hand, which included the $30.5 million gross proceeds from our private placement of common stock which closed on August 19, 2003, proceeds from a $3 million term loan, and $20 million of proceeds from senior subordinated notes. In addition to the consideration paid to the sellers, the total purchase price to be allocated to the acquired assets will also include the fair value of the liabilities assumed, approximately $464 thousand related to the discount on 75,000 shares of the Company's common stock sold to Datamark's management in conjunction with the acquisition, and approximately $1.5 million in transaction costs directly related to the acquisition.

        The following unaudited pro forma condensed combined statements of operations for the year ended December 31, 2002 and the nine months ended September 30, 2003 have been prepared to reflect eCollege's acquisition of Datamark's outstanding capital stock as though the acquisition had occurred on January 1, 2002. The unaudited pro forma condensed combined balance sheet as of September 30, 2003 has been prepared to reflect the acquisition as though it had occurred on September 30, 2003. The unaudited pro forma condensed combined financial statements are presented for illustrative purposes only and are not necessarily indicative of the consolidated financial position or consolidated results of operations that would have been reported had the acquisition occurred on the dates indicated, nor do they represent a forecast of the consolidated results of operations for any future period or the consolidated financial position at any future date.

        The pro forma information is based upon the historical consolidated financial statements of eCollege and the historical financial statements of Datamark, giving effect to the acquisition under the assumptions, estimates and adjustments described in the notes to the unaudited pro forma condensed combined financial statements. The pro forma adjustments and unaudited pro forma combined condensed financial statements included herein were prepared using the purchase method of accounting for the acquisition. Certain assumptions, estimates and adjustments are preliminary and have been made solely for purposes of developing such pro forma information. The pro forma adjustments are based on preliminary estimates and certain assumptions that the Company believes are reasonable under the circumstances. The purchase price allocation is preliminary and subject to change once the Company receives certain information it believes is necessary to finalize the purchase accounting and upon completion of a final audit for Datamark. Specifically, the Company has engaged an appraisal firm to complete a valuation of Datamark's assets and liabilities, which will be used by the Company's management as the basis for recording the assets acquired and liabilities assumed. The Company expects to record a significant amount of intangible assets as a result of the transaction. The Company has not finalized the valuation, therefore, the following pro forma financial information reflects management's current estimate of the nature, allocated amounts, and estimated useful lives of the acquired identifiable intangible assets and goodwill. As a result of the tentative nature of the estimates used in the accompanying pro forma information, the nature, allocated amounts, and useful lives of the acquired identifiable intangible assets resulting from the transaction could be different and such differences could be significant.

        All interim financial data used to develop the unaudited pro forma condensed combined balance sheet and statements of operations are unaudited, but in the opinion of eCollege management and Datamark management, respectively, reflect all adjustments necessary for a fair presentation thereof.

However, results for interim periods may not be indicative of results that may be achieved in a full fiscal year.

        In addition, no effect has been given in the unaudited pro forma condensed combined statements of operations for synergistic benefits, if any, that may be realized through the combination of the two companies or costs that may be incurred in integrating their operations. The unaudited pro forma condensed combined financial statements should be read in conjunction with the historical consolidated financial statements, including the notes thereto, and management's discussion and analysis of financial condition and results of operations of eCollege included in eCollege's Annual Report on Form 10-K for the year ended December 31, 2002 and in eCollege's Form 10-Q for the nine months ended September 30, 2003, both filed with the Securities and Exchange Commission ("SEC"). The unaudited pro forma condensed combined financial statements should also be read in conjunction with the historical consolidated financial statements as of and for the year ended December 31, 2002 and as of and for the six months ended June 30, 2003, including the notes thereto, of Datamark, included as exhibit 99.1 to this Current Report on Form 8-K.

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS

FOR THE YEAR ENDED DECEMBER 31, 2002

(in thousands, except for per share data)

	Historical		Pro Forma
	eCollege	Datamark	Adjustments		Note 2	Combined
REVENUE	$23,692	$32,483				$56,175
COST OF REVENUE	11,663	20,299				31,962

Gross profit	12,029	12,184				24,213

OPERATING EXPENSES:
Product development	5,658	—				5,658
Selling and marketing	5,340	4,096				9,436
General and administrative	5,894	3,116				9,010
Amortization of intangible assets	—	620	$(620 1,493)		(a) (b)	— 1,493

Total operating expenses	16,892	7,832	873			25,597

INCOME (LOSS) FROM OPERATIONS	(4,863)	4,352	(873)			(1,384)
OTHER INCOME (EXPENSE):
Interest expense	(243)	(550)	(3,919 (492 (661 550	) ) )	(c) (d) (e) (f)	(5,315)
Other income (expense)	185	(209)				(24)

Other income (expense), net	(58)	(759)	(4,522)			(5,339)

INCOME (LOSS) BEFORE INCOME TAXES	(4,921)	3,593	(5,395)			(6,723)
INCOME TAX (EXPENSE) BENEFIT	—	(1,367)	1,367		(g)	—

NET INCOME (LOSS)	$(4,921)	$2,226	$(4,028)			$(6,723)

NET INCOME (LOSS) PER SHARE, BASIC AND DILUTED	$(0.30)					$(0.35)
WEIGHTED AVERAGE SHARES OUTSTANDING, BASIC AND DILUTED	16,329		3,125		(h)	19,454

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS

FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2003

(in thousands, except for per share data)

	Historical		Pro Forma
	eCollege	Datamark	Adjustments		Note 2	Combined
REVENUE	$21,623	$31,108				$52,731
COST OF REVENUE	8,403	19,340				27,743

Gross profit	13,220	11,768				24,988

OPERATING EXPENSES:
Product development	4,147	—				4,147
Selling and marketing	3,808	4,570				8,378
General and administrative	4,501	2,971				7,472
Amortization of intangible assets	—	465	$(465 1,119)		(a) (b)	1,119

Total operating expenses	12,456	8,006	654			21,116

INCOME FROM OPERATIONS	764	3,762	(654)			3,872
OTHER INCOME (EXPENSE), NET:
Interest expense	(109)	(398)	(3,005 (368 (496 398	) ) )	(c) (d) (e) (f)	(3,978)
Other income (expense)	73	(215)				(142)

Other income (expense)	(36)	(613)	(3,471)			(4,120)

INCOME (LOSS) BEFORE INCOME TAXES	728	3,149	(4,125)			(248)
INCOME TAX (EXPENSE) BENEFIT	—	(1,119)	1,119		(g)	—

NET INCOME (LOSS)	$728	$2,030	$(3,006)			$(248)

NET INCOME (LOSS) PER SHARE, BASIC AND DILUTED	$0.04					$(0.01)
WEIGHTED AVERAGE SHARES OUTSTANDING, BASIC	17,007		3,125		(h)	20,132
WEIGHTED AVERAGE SHARES OUTSTANDING, DILUTED	18,181		3,125 (1,174)		(h) (h)	20,132

UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET

AS OF SEPTEMBER 30, 2003

(in thousands)

	Historical		Pro Forma
	eCollege	Datamark	Adjustments		Note 3	Combined
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$43,090	$1,852	$295 20,151 (58,000 (900 (358 788	) ) )	(r) (i) (j) (k) (k) (n)	$6,918
Accounts receivable, net	4,573	5,035				9,608
Other current assets	483	1,249	(35 (295	) )	(q) (r)	1,402

Total current assets	48,146	8,136	(38,354)			17,928

NON-CURRENT ASSETS:
Property and equipment, net	2,327	2,750				5,077
Software development costs, net	627	—				627
Other assets	1,146	68	(320 1,030 (242 (358 3,304	) ) )	(i) (i) (k) (k) (o)	4,628
Intangible assets	—	1,070	(1,070 12,100)		(p) (p)	12,100
Goodwill	—	11,275	(11,275 55,146)		(p) (p)	55,146

Total non-current assets	4,100	15,163	58,315			77,578

TOTAL ASSETS	$52,246	$23,299	$19,961			$95,506

LIABILITIES AND STOCKHOLDERS' EQUITY
CURRENT LIABILITIES:
Accounts payable	$339	$4,234				$4,573
Accrued liabilities	3,633	1,925	$(358)		(k)	5,200
Deferred revenue	3,862	—				3,862
Current portion of debt	529	2,649	471 (2,649)		(l) (j)	1,000

Total current liabilities	8,363	8,808	(2,536)			14,635

LONG-TERM LIABILITIES:
Deferred revenue	57	—				57
Other liabilities	495	534	(257)		(q)	772
Long-term debt	1,290	2,173	20,710 (2,173 9,264)		(j) (j) (l)	31,264

Total long-term liabilities	1,842	2,707	27,544			32,093

TOTAL LIABILITIES	10,205	11,515	25,008			46,728

STOCKHOLDERS' EQUITY:
Preferred stock	—	67	(67)		(s)	—
Common stock	198	1	2		(m)(n)(s)	201
Additional paid-in capital	116,850	7,480	(3,730)		(m)(n)(s)	120,600
Treasury stock at cost	(56)	—				(56)
Warrants and options for common stock	2,769	—	3,304		(o)	6,073
Deferred compensation	(41)	(13)	13		(s)	(41)
Retained earnings (accumulated deficit)	(77,679)	4,326	(4,326 (320	) )	(s) (i)	(77,999)
Other comprehensive income	—	(77)	77		(s)	—

TOTAL STOCKHOLDERS' EQUITY	42,041	11,784	(5,047)			48,778

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$52,246	$23,299	$19,961			$95,506

NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

Note 1—Basis of Presentation

        The unaudited pro forma condensed combined financial statements reflect all adjustments and disclosures that are, in the opinion of management, necessary for a fair presentation in accordance with Article 11 of Regulation S-X. Certain amounts in the Datamark historical financial statements have been reclassified to conform to the eCollege historical financial statement presentation.

        On October 31, 2003, eCollege, pursuant to a definitive purchase agreement dated September 15, 2003, acquired all of the capital stock of Datamark for $58 million in cash, subordinated notes payable to the sellers and 150,000 shares of eCollege common stock. In addition to the consideration paid to the sellers, the total purchase price to be allocated to the acquired assets will include the fair value of the liabilities assumed, approximately $464 thousand related to the discount on 75,000 shares of the Company's common stock sold to Datamark's management in conjunction with the acquisition, and approximately $1.5 million in transaction costs directly related to the acquisition.

        The purchase price of the acquisition is approximately $73.1 million, estimated as follows (in thousands):

Cash consideration paid to sellers	$58,000
Fair value of notes payable to sellers	9,264
Fair value of common stock issued to sellers	2,502
Fair value of discount on common stock sold to certain of the sellers	463
Transaction costs	1,500

Total purchase price to be allocated	$71,729

        The pro forma allocation of the purchase price as of September 30, 2003 is summarized below (in thousands):

Current assets	$8,101
Property, plant, and equipment	2,750
Other assets	68
Identifiable intangible assets	12,100
Goodwill	55,146
Current liabilities	(6,159)
Other long-term liabilities	(277)

Net assets purchased	$71,729

        This pro forma allocation of the purchase price is preliminary. The final determination of the purchase price allocation will be based on the fair values of assets acquired, including the fair values of other identifiable intangibles, and the fair values of liabilities assumed as of October 31, 2003, the date that the acquisition was consummated. The excess of the purchase price over the fair values of tangible and indentifiable assets acquired is allocated to goodwill. The Company estimates that the working capital of Datamark as of October 31, 2003 was approximately $800,000; therefore actual amounts to be allocated to goodwill to be recorded is likely to be closer to $57.7 million.

        The purchase price allocation will remain preliminary until eCollege completes a third party valuation of significant identifiable intangible assets acquired and determines the fair values of other assets and liabilities acquired. The final determination of the purchase price allocation is expected to be completed as soon as practicable after the acquisition. The final amounts allocated to assets and liabilities acquired, including identifiable intangible assets and goodwill, could differ significantly from the amounts presented in the unaudited pro forma condensed combined financial statements due to the preliminary nature of the allocations above, and due to the fact that the pro forma financial statements assume the transaction was consummated on September 30, 2003, when in fact it occurred on October 31, 2003. To the extent the final amounts established in purchase accounting and estimated useful lives are different than those presented in Note 2 below, the unaudited pro forma condensed combined financial statements could change significantly.

Note 2—Pro Forma Adjustments on Statements of Operations

        (a)   To eliminate Datamark's historical amortization expense for goodwill and intangibles of $620 thousand and $465 thousand for the year ended December 31, 2002 and nine months ended September 30, 2003, respectively.

        (b)   To record amortization expense of approximately $1.5 million and $1.1 million for the year ended December 31, 2002 and nine months ended September 30, 2003, respectively, related to identifiable intangible assets acquired. The identifiable intangible assets and their related estimated lives at the date of acquisition are expected to be as follows (values in thousands):

Identifiable Intangible Asset	Estimated Life	Estimated Value
Customer relationships	8 years	$8,100
Non-compete agreements	5 years	2,400
Trademark/Trade name	Indefinite	1,600

Total fair value of identifiable intangible assets		$12,100

As discussed earlier, such amounts and estimated lives are preliminary, pending finalization of the appraiser's valuation report.

        (c)   To record incremental interest expense for eCollege of $3.9 million and $3.0 million for the year ended December 31, 2002 and the nine months ended September 30, 2003, respectively. The Company obtained a new $3.0 million term loan ("Term Loan") with a bank to partially finance the acquisition of Datamark. The Term Loan refinanced an existing term loan and the outstanding debt on an equipment lease facility. This arrangement terminated the prior term loan and equipment lease facility. The Term Loan has a 36 month term and an interest rate of 7% per annum. The Company also incurred approximately $60 thousand in debt issuance costs in connection with the Term Loan. These debt issuance costs will be deferred and amortized as interest expense over the three year term of the loan.

        The Company also financed the purchase of Datamark with $20.0 million in senior subordinated secured notes ("Senior Subordinated Notes") issued to a lender and subordinated seller notes ("Seller Notes") totaling $12.0 million. The Senior Subordinated Notes have principal payments due in $5.0 million quarterly increments beginning on December 31, 2007, with interest payments due quarterly beginning on December 31, 2003, at a stated rate of 12.5% per annum. The Seller Notes, with interest and principal due in 2008, are comprised of a series of notes issued to the selling stockholders, aggregating to $7.0 million, with a stated interest rate of 10% per annum, simple interest, and another series of notes issued to the selling stockholders, aggregating to $5.0 million, with a stated interest rate of 10%, interest compounded annually. The Company also incurred approximately $970 thousand in debt issuance costs in connection with the Senior Subordinated Notes. The debt issuance costs will also be deferred and amortized as interest expense over the five year term of the Senior Subordinated Notes.

        A summary of the interest expense paid in cash related to eCollege's historical and new debt agreements is as follows:

	Year Ended December 31, 2002	Nine Months Ended September 30, 2003
Interest expense—eCollege historical	$(243)	$(109)
Interest expense—Term Loan, including debt issuance costs	233	175
Interest expense—Senior Subordinated Notes, including debt issuance costs	2,729	2,041
Interest expense—Seller Notes	1,200	898

Net cash interest expense	$3,919	$3,005

        (d)   To record imputed, non-cash interest expense of $492 thousand and $368 thousand for the year ended December 31, 2002 and the nine months ended September 30, 2003, respectively, related to the estimated market rate related to the Seller Notes that were issued at a discounted interest rate.

        (e)   To record estimated non-cash interest expense of $661 thousand and $496 thousand for the year ended December 31, 2002 and the nine months ended September 30, 2003, respectively, for the estimated fair value of the warrants issued in connection with the Senior Subordinated Term Notes. In connection with the Senior Subordinated Notes, the Company issued warrants to the lender to purchase 200,000 shares of eCollege common stock at any time prior to October 31, 2008. The warrants have an exercise price of $13.00 per share, however, if at the time of exercise of all or any portion of the warrants the fair value of the Company's common stock is less than $13.00 per share for the 30 trading days immediately preceding the date of such exercise, then the exercise price shall be automatically adjusted such that the exercise price will be equal to $10.00 per share with respect to such exercise. The estimated $3.3 million value of the warrants at the date of issuance will be recorded as a deferred financing cost, included in other assets, and will be amortized as non-cash interest expense over the five-year term of the Senior Subordinated Notes.

        (f)    To eliminate Datamark's historical interest expense of $550 thousand and $398 thousand for the year ended December 31, 2002 and the nine months ended September 30, 2003, respectively.

        (g)   To record the elimination of Datamark's historical income tax expense of $1.4 million and $1.1 million for the year ended December 31, 2002 and the nine months ended September 30, 2003, respectively, as income tax expense would have been fully offset by eCollege's available net operating losses.

        (h)   To reflect 2,900,000 shares of common stock sold at $10.50 per share to a group of institutional investors in a private placement transaction which occurred prior to the Datamark acquisition, as if the shares were outstanding on January 1, 2002. A significant portion of the gross proceeds of this offering were used to pay the cash portion of the purchase consideration of the Datamark acquisition. Also reflects the 150,000 common shares issued as consideration and the 75,000 common shares sold to Datamark management at $10.50 per share at the time of the acquisition. As a result of the Company's pro forma combined net losses for the year ended December 31, 2002 and the nine months ended September 30, 2003, all potentially dilutive securities would be anti-dilutive and are excluded from the computation of diluted loss per share for those periods, including the 200,000 warrants issued to the lender in connection with the Senior Subordinated Notes.

Note 3—Pro Forma Adjustments on Balance Sheet

        (i)    To record debt financing related to acquisition as follows (in thousands):

Cash proceeds from Term Loan	$3,000
Cash proceeds from Senior Subordinated Notes	20,000
Cash paid to retire eCollege' existing term loan and capital leases	(1,819)
Cash paid for debt issuance costs which are capitalized as other assets and amortized as interest expense over periods of debt agreements	(1,030)

Net cash provided by financing activities	$20,151

        Also to record write-off of $320 thousand of foregone debt issuance costs that had been recorded as other assets on eCollege's historical balance sheet as of September 30, 2003. This amount was a commitment fee paid to a lender that was not ultimately utilized to finance the acquisition.

        (j)    To record cash paid directly related to acquisition as follows (in thousands):

Cash paid to Datamark stockholders	$(53,178)
Cash paid to retire Datamark's existing debt	(4,822)

Total cash paid to sellers	$(58,000)

        (k)   To record the estimated remaining amount of cash paid for costs directly related to the acquisition for such services as legal and investment banking fees. Such costs are included in the total purchase price allocated to the assets acquired.

Total estimated transaction costs	$1,500
Less: transaction costs already paid prior to acquisition date and included in eCollege's other assets as of 9/30/03	(242)

Total estimated remaining amount of cash paid for transaction costs	$1,258
Unpaid transaction costs included in eCollege's other assets as of 9/30/03	(358)
Additional transaction costs assumed paid in cash at acquisition date	(900)

Total transaction costs assumed paid in cash at acquisition date	$(1,258)

        (l)    To record the Seller Notes issued as part of the consideration paid to the sellers, which have an estimated aggregate fair value of $9.3 million, resulting in an effective interest rate of 15.5%.

        (m)  To record 150,000 eCollege common shares issued as part of the consideration paid to the sellers. Shares were valued at $2.5 million or $16.68 per share, which represents the average eCollege stock price for the period two days prior and two days subsequent to the valuation date of September 15, 2003.

        (n)   To record 75,000 eCollege common shares sold to Datamark management in conjunction with the acquisition. Shares were sold at $10.50 per share, which represents a discount of $6.18 per share from the average eCollege stock price for the period two days prior and two days subsequent to the valuation date of September 15, 2003.

Fair value of common stock sold	$1,251
Less discount on shares sold, which is included in the total purchase price of the acquisition	(463)

Cash received from sale of common stock	$788

        (o)   To record the estimated $3.3 million fair value of the 200,000 warrants issued to the lender in connection with the Senior Subordinated Notes. The warrants were valued using the Black-Scholes option pricing model, a five-year life, 85% volatility, and a 3% risk-free interest rate with no dividends assumed.

        (p)   To eliminate Datamark's historical intangible assets and goodwill of $1.1 million and $11.3 million, respectively, and to record $12.1 million of identifiable intangible assets related to customer relationships, non-compete agreements and trademark / trade name, as well as goodwill of $55.1 million.

        (q)   To eliminate Datamark's historical deferred tax asset of $35 thousand and deferred tax liability of $257 thousand.

        (r)   To record the collection of a $295 thousand note due from an officer of Datamark at the date of acquisition.

        (s)   To eliminate Datamark's historical stockholders' equity accounts.

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  EXHIBIT 99.2